UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 29, 2009
Motorcar Parts of America, Inc.
(Exact name of registrant as specified in its charter)

New York	001-33861	11-2153962

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2929 California Street, Torrance CA	90503

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (310) 212-7910
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.
     On April 29, 2009, Motorcar Parts of America, Inc. (the “Registrant”) entered into a Vendor Agreement (the “Vendor Agreement”), effective as of March 31, 2009, with its largest customer, pursuant to the terms of which the Registrant will continue to supply the customer with alternators and starters. On April 29, 2009, the Registrant also entered into the Core Amendment to Vendor Agreement (the “Amendment”), effective as of March 31, 2009, pursuant to which the Registrant will purchase a portion of the customer’s core inventory.
     A copy of the Vendor Agreement and the Amendment are attached hereto as Exhibit 10.1 and Exhibit 10.2, respectively, and are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.
     (d) Exhibits
10.1	Vendor Agreement, dated as of March 31, 2009, between the Motorcar Parts of America, Inc. and AutoZone Parts, Inc.*

10.2	Core Amendment to Vendor Agreement, dated as of March 31, 2009, between the Motorcar Parts of America, Inc. and AutoZone Parts, Inc.*
*Portions of these agreements have been omitted pursuant to a request for confidential treatment.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOTORCAR PARTS OF AMERICA, INC.
Date: May 5, 2009	/s/ Michael M. Umansky
Michael M. Umansky
Vice President and General Counsel

EXHIBIT INDEX
10.1	Vendor Agreement, dated as of March 31, 2009, between the Motorcar Parts of America, Inc. and AutoZone Parts, Inc.*

10.2	Core Amendment to Vendor Agreement, dated as of March 31, 2009, between the Motorcar Parts of America, Inc. and AutoZone Parts, Inc.*
*Portions of these agreements have been omitted pursuant to a request for confidential treatment.